Exhibit 5.1

191 Peachtree Street Atlanta, Georgia 30303-1763 Phone: 404/572-4600 www.kslaw.com

December 3, 2004

Cousins Properties Incorporated
2500 Windy Ridge Parkway
Atlanta, Georgia 30339-5683

     Re: Cousins Properties Incorporated — Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of (i) the Company’s common stock, par value $1.00 per share (“Common Stock”), (ii) warrants to purchase shares of Common Stock (“Warrants”), (iii) debt securities (“Debt Securities”) and (iv) the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”), in an aggregate amount not to exceed $200,000,000. The Warrants are to be issued from time to time pursuant to warrant agreements between the Company and warrant agents. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Statement.

     In such capacity, we have examined the Indenture filed as an exhibit to the Registration Statement. We have also examined, and have relied as to matters of fact upon, original, certified, conformed or photographic copies of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.

     We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture have been duly authorized by all requisite action by each party thereto, and that such agreement has been duly executed and delivered by the parties thereto, and

Cousins Properties Incorporated
December 3, 2004

is a valid and binding agreement of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with its terms.

     The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

     (i) Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares of Common Stock will be validly issued, fully paid and nonassessable.

     (ii) Upon the due authorization of the Warrants and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and when duly executed by the Company and countersigned by the applicable warrant agent in accordance with the applicable warrant agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     (iii) Upon due authorization, the Debt Securities, when the definitive terms and provisions thereof have been duly established and when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     (iv) Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

Cousins Properties Incorporated
December 3, 2004

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement.

Very truly yours,

/s/ KING & SPALDING LLP

KING & SPALDING LLP